EXHIBIT 7(b)(i)

                                December 13, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by Xechem International, Inc. (the copy of the facsimile received containing such statements is attached), which we understand will be filed with the Commission, pursuant to Item 4 of the Company's Form 8-K report during the month of December 2000.

We agree with the statements concerning our firm in such Form 8-K.

                                        Very truly yours,

                                        /s/  Wiss and Company, LLP

                                        WISS AND COMPANY, LLP